Financial Statements
Years Ended
December 31, 2008 and 2007

Execuserve Corp.

Goodman & COMPANY

Certified Public Accountants
Specialized Services
Business Solutions

Execuserve Corp.

Contents

Goodman
& COMPANY
Certified Public Accountants
Specialized Services
Business Solutions

Report of Independent Auditors

Board of Directors
Execuserve Corp.

We have audited the accompanying balance sheets of ***Execuserve Corp.*** as of December 31, 2008 and 2007, and the related statements of operations, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the management of ***Execuserve Corp.*** Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ***Execuserve Corp.*** as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that ***Execuserve Corp.*** will continue as a going concern. As shown in the financial statements, ***Execuserve Corp.*** incurred a net loss of $448,488 during the year ended December 31, 2008, and as of that date, had a working capital deficiency of $($1,594,741) and stockholders' deficit of ($3,254,321). Those conditions raise substantial doubt about ***Execuserve Corp.'s*** ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goodman & Company, LLP

Newport News, Virginia
December 2, 2009

Fountain Plaza One
701 Town Center Drive, Suite 700
Newport News, VA 23606-4295

ph 757.873.1033
fax 757.873.1106

Execuserve Corp.

Balance Sheets

December 31,		2008		2007
ASSETS:				
Current assets				
Cash	$	760	$	91,306
Accounts receivable		20,032		7,860
Total current assets		20,792		99,166
Property, equipment and capitalized software costs - net		74,658		67,056
Deferred loan costs - net		34,562		45,230
Total assets	$	130,012	$	211,452
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:				
Current liabilities:				
Short-term and demand notes payable	$	709,000	$	723,000
Accounts payable and accrued expenses		409,218		351,243
Secured convertible debentures and accrued interest		467,323		221,283
Related party notes		23,000		23,000
Deferred service revenue		6,992		11,759
Total current liabilities		1,615,533		1,330,285
Redeemable Convertible Preferred stock, $0.001 par value:				
Series A: Preferred liquidation rights of $726,000 and $682,000 at December 31, 2008 and 2007, respectively, 600,000 shares authorized, 550,000 shares issued and outstanding		726,000		682,000
Series B: Preferred liquidation rights of $1,042,800 and $979,600 at December 31, 2008 and 2007, respectively, 1,000,000 shares authorized, 718,182 shares issued and outstanding		1,042,800		979,600
Total redeemable convertible preferred stock		1,768,800		1,661,600
Stockholders' (deficit) equity:				
Common Stock, no par value:				
Class A Voting: 2,000,000 shares authorized, 799,976 shares issued and outstanding		-		-
Class B Voting: 225,000 shares authorized, no shares issued and outstanding		-		-
Additional paid-in capital		36,081		(45,719)
Accumulated deficit		(3,290,402)		(2,734,714)
Total stockholders' (deficit) equity		(3,254,321)		(2,780,433)
Total liabilities, redeemable convertible preferred stock and stockholders' (deficit) equity	$	130,012	$	211,452

See accompanying notes to these financial statements.

Execuserve Corp.

Statements of Operations

Years Ended December 31,	2008	2007
Revenue	$ 211,998	$ 193,896
Cost of revenue	20,174	12,556
Gross margin	191,824	181,340
Operating expenses:		
Selling, general and administrative expenses	416,028	415,941
Interest expense	132,341	81,451
Amortization of loan costs	91,943	129,570
Total operating expenses	640,312	626,962
Net loss	(448,488)	(445,622)
Preferred dividends	107,200	107,200
Loss attributable to common stockholders	$ (555,688)	$ (552,822)
Basic and diluted per share data:		
Loss per share	$ (0.69)	$ (0.69)
Weighted average shares outstanding	799,976	799,976

See accompanying notes to these financial statements.

Execuserve Corp.

Statements of Changes in Equity

Years Ended December 31, 2008 and 2007

	Class A Common Stock		Additional	Accumulated	Total Stockholders' Equity
	Shares	Amount	Paid-in Capital	Deficit	(Deficit)
Balances, January 1, 2007	799,976	$ -	$ (45,719)	$ (2,181,892)	$ (2,227,611)
Preferred dividends			-	(107,200)	(107,200)
Net loss	-	-	-	(445,622)	(445,622)
Balances - December 31, 2007	799,976	-	(45,719)	(2,734,714)	(2,780,433)
Preferred dividends	-	-	-	(107,200)	(107,200)
Warrant issuance	-	-	24,300	-	24,300
Conversion of stockholders' debt	-	-	57,500	-	57,500
Net loss	-	-	-	(448,488)	(448,488)
Balances - December 31, 2008	799,976	$ -	$ 36,081	$ (3,290,402)	$ (3,254,321)

See accompanying notes to these financial statements.

Execuserve Corp.

Statements of Cash Flows

Years Ended December 31,	**2008**	**2007**
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net loss	$ (448,488)	$ (445,622)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation of property and equipment	20,341	12,723
Amortization of deferred charges	79,793	129,570
Amortization of interest on convertible notes	12,150	-
Interest/accrued and not paid	86,830	91,492
Changes in assets and liabilities:		
Accounts receivable	(12,172)	39,668
Accounts payable and accrued expenses	46,835	50,315
Deferred service revenue	(4,767)	(48,933)
Total adjustments	229,010	274,835
Net cash used by operating activities	(219,478)	(170,787)
CASH FLOWS FROM INVESTING ACTIVITIES:		
Payments for property, equipment and capitalized software	(27,943)	(48,242)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Deferred loan costs	(69,125)	(67,500)
Proceeds from issuance of secured convertible debentures	240,000	220,000
Net short-term and demand loans (repayments)	(14,000)	103,384
Proceeds from related party loans	-	23,000
Net cash provided by financing activities	156,875	278,884
NET (DECREASE) INCREASE IN CASH	(90,546)	59,855
CASH - beginning of year	91,306	31,451
CASH - end of year	$ 760	$ 91,306
SUPPLEMENTAL INFORMATION:		
Interest paid	$ 45,511	$ 15,793
NON-CASH INVESTING AND FINANCING ACTIVITIES:		
Debenture proceeds allocated to warrants	$ 24,300	$ -
Stockholders' debt converted to additional paid-in capital	$ 57,500	$ -
Conversion of bridge notes to Series B preferred stock	$ -	$ 270,000
Preferred stock dividends accumulated but unpaid	$ 107,200	$ 107,200

See accompanying notes to these financial statements.

1. Organization, Business Description and Going Concern

A. Organization and Business Description

Execuserve Corp. (Company) was incorporated in August 2004 in the Commonwealth of Virginia and immediately acquired Execuserve Inc. (formerly EPC/America Inc.). EPC/America Inc. purchased from EPC/USA Inc., an executive search and recruiting firm, an in-house developed software program that utilized a detailed process model to help better evaluate prospective job candidates and to determine their degree of job fitness from a behavioral perspective. This software was converted by the Company's predecessor to provide a scalable automated hiring system that is presently being marketed by the Company on the internet.

B. Liquidity and Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered continued losses from operations since its inception. At December 31, 2008, the Company had stockholders' and working capital deficiencies of $3,254,321and $1,594,741, respectively. The Company's stockholders' and working capital deficiencies at December 31, 2007 were $2,780,433 and $1,231,119, respectively. The Company sold secured convertible debentures in the aggregate principal amounts of $220,000 and $240,000 in 2007 and 2008, respectively. In addition, $270,000 of Company bridge loans were converted to 245,455 shares of series B preferred stock.

Despite these effects on the Company's current financial position, continuous net losses incurred by the Company over the last three years raise substantial doubt about the Company's ability to continue as a going concern. Such continuation is dependent upon the Company's ability to obtain additional financing, increase revenues, control costs and operate profitably. There is no assurance that the Company will be successful in attaining these objectives or that attaining such objectives will result in operating profits, positive cash flows or an overall improvement in the Company's financial position in future periods. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. Summary of Significant Accounting Policies

A. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B. Accounts Receivable

Accounts receivable historically have not required any significant write-offs for credit losses. Based on management's evaluation of collectability, no allowance for doubtful accounts has been provided.

C. Property, Equipment, Depreciation and Amortization

Property and equipment are stated at cost less accumulated depreciation. These assets are depreciated on a straight-line basis over their estimated useful lives (generally two to five years). Depreciation and amortization expenses are classified according to their applicable operating expense categories on the statements of operations. Repairs and maintenance are expensed as incurred. Renewals and betterments are capitalized. When property and equipment are retired or disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is recognized in operations.

D. Capitalized Software Cost and Amortization

Included in property and equipment is the capitalized cost of internal-use software, including software used to upgrade and enhance processes supporting the Company's business. The Company capitalizes costs incurred during the application development stage related to the development of internal-use software and amortizes these costs over the estimated useful life of five years. Costs incurred related to design or maintenance of internal-use software is expensed as incurred.

E. Amortization of Deferred Loan and Related Costs

Accounting, legal fees and other costs related to the 2007 and 2008 Debentures, as well as other debt of the Company, were capitalized and are being amortized over the remaining terms of the respective debt instruments.

F. Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate such review include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets used in operations, impairment losses only are recorded if the asset's carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. Impairment losses are measured as the difference between the carrying amount and estimated fair value. Long-lived assets are considered held for sale under applicable criteria. No assets were held for sale at December 31, 2008 and 2007. There are no impairment charges in the accompanying financial statements.

G. Deferred Service Revenue

Deferred revenue applicable to service contracts is recorded when the customer is charged and the contract is executed. Income is recognized ratably over the term of the contract.

H. Cost of Revenues

The Company's cost of revenues is solely comprised of depreciation of the capitalized costs of software used to generate revenues.

I. Advertising

All advertising costs are expensed as incurred. Such costs were $87,064 and $58,823 for the years ended December 31, 2008 and 2007, respectively.

J. Income Taxes

The Company adopted Financial Accounting Standards Board (FASB) Interpretation 48, *Accounting for Uncertainty in Income Taxes* (FIN 48), as of January 1, 2007. Under FIN 48, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company believes that its income tax positions and deductions will more likely than not be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position.

The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes. Penalties are recorded in other expense and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of operations. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its current position.

K. Loss Per Share

Basic and diluted loss per common share is computed on a historical basis by dividing net loss by the weighted average number of common shares actually outstanding. Due to losses, shares of common stock issuable upon exercise of outstanding warrants, are anti-dilutive, and accordingly, are not included in the calculation of diluted loss per share.

L. Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, current liabilities and long-term debt reported on the balance sheet approximate their fair value. The fair value of accounts receivable and current liabilities approximate their book value due to the short maturity of those items. With respect to long-term debt, the Company believes the fair value approximates book value based on the level of credit risk assumed by the applicable lender.

M. Recent Accounting Pronouncements

In December 2007, FASB issued Statement of Financial Accounting Standard (SFAS) No. 160, *Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51* (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling minority interest as equity in the consolidated financial statements and separate from the parent's equity. The net income amount attributable to the non-controlling interest is included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss is to be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and for interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS 160 to have a material effect on its financial statements.

In December 2007, FASB issued FASB Statement No. 141 (Revised 2007), *Business Combinations* (SFAS 141R). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including: (i) acquisition costs will be generally expensed as incurred; (ii) non-controlling interests (formerly known as "minority interests") will be valued at fair value at the acquisition date; (iii) acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount determined under existing guidance for non-acquired contingencies; (iv) in process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; (v) restructuring costs associated with a business combination generally will be expensed subsequent to the acquisition date; and (vi) charges in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141R also includes a substantial number of new disclosure requirements. The statement applies prospectively to business combinations occurring in fiscal years beginning after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS 141R to have a material effect on its financial statements.

In February 2007, FASB issued SFAS No. 159, *The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115* (SFAS 159), which is effective for fiscal years beginning after November 15, 2007. SFAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The adoption of this pronouncement did not have any material effect on the Company's financial position, results of operations or cash flows.

In March 2008, FASB issued SFAS 161, *Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133* (SFAS 161), which amends and expands the disclosure requirements of SFAS 133 to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 will be effective for the Company beginning with the Company's fiscal year ending December 31, 2009. The adoption of this statement will increase the disclosures in the financial statements related to derivative instruments held by the Company, if any.

In April 2008, FASB issued FASB Staff Position No. 142-3, *Determination of the Useful Lives of Intangible Assets* (Staff Position 142-3). Staff Position 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of an intangible asset. Staff Position 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those years. The Company does not expect the adoption of Staff Position 142-3 will have a material effect on its financial statements.

In June 2008, FASB issued FASB Staff Position FSP EITF 03-6-1, *Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities* (EITF 03-6-1). EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those years. The Company does not expect the adoption of EITF 03-6-1 to have a material effect on its financial statements.

In June 2008, the Emerging Issues Task Force (EITF) reached a consensus on EITF Issue No. 07-5, *Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock* (EITF No. 07-5). EITF No. 07-5 provides guidance on how to determine if certain instruments (or embedded features) are considered indexed to a company's own stock, including instruments similar to warrants issued by the company to purchase its stock. EITF No. 07-5 requires companies to use a two-step approach to evaluate an instrument's contingent exercise and settlement provisions in determining whether the instrument should be indexed to its own stock and exempt from the application of SFAS No. 133. Although EITF No. 07-5 is effective for fiscal years beginning after December 15, 2008, any outstanding instrument at the adoption date will require restatement of the accounting through a cumulative adjustment to retained earnings upon adoption. The Company is currently assessing the potential impact of the adoption of EITF No. 07-5 on its financial statements.

Other accounting standards that have been issued or proposed by FASB and other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's financial statements upon their respective adoptions.

3. Property, Equipment and Capitalized Software Cost

Major categories of property, equipment and capitalized software cost at December 31, 2008 and 2007, consist of the following:

	Estimated Useful Life	December 31, 2008	December 31, 2007
Furniture and fixtures	5 years	$ 834	$ 834
Capitalized software cost	5 years	114,843	86,900
Total - at cost		115,677	87,734
Less: Accumulated depreciation and amortization		41,019	20,678
Property, equipment and capitalized software cost - net		$ 74,658	$ 67,056

Depreciation and amortization expense of property, equipment and capitalized software was $20,341 and $12,723 for the years ended December 31, 2008 and 2007, respectively.

4. Short-Term and Demand Notes Payable

A. <u>John A. Koehler Promissory Note</u>

In April 2003, the Company's predecessor entity, Execuserve, Inc., issued a $150,000 interest-free promissory note to John A. Koehler. The note contemplated that payments of $3,000 would be made quarterly beginning on July 1, 2003. As the Company was unable to meet its quarterly obligations, Mr. Koehler agreed to accept 49,975 shares of the Company's Class A Common Stock to repay $75,000 of the note on October 24, 2005. At December 31, 2008 and 2007, $37,000 and $41,000, respectively, was outstanding on this note.

B. Bridge Notes

Between March 2005 and August 2006, the Company issued bridge notes to eight individuals totaling $450,000. The lender has the option of converting these notes into shares of the Company's Series B Preferred Shares at an undeterminable exercise price per share. These notes bore interest at 8% per annum through August 1, 2006. Thereafter, interest accrues at 12% per annum until the notes are retired. These notes remain outstanding as of December 31, 2008. Accrued and unpaid interest was $109,556 and $67,556 at December 31, 2008 and 2007, respectively. At December 31, 2008 and 2007, the Company had outstanding warrants to purchase 181,819 shares of the Company's Common Stock. In 2009, all warrant purchase options that were offered as part of the original notes have been waived by the lenders. As of the date of issuance, the fair value of these warrants and any conversion features embedded in the bridge notes were deemed to be immaterial, and no allocation of proceeds to equity was made.

C. Conversion Notes

Between November 2006 and May 2007, the Company issued conversion notes totaling $232,000 to sixteen investors. The lender has the option of converting the notes into shares of the Company's Common Stock at an exercise price of $0.30 per share. These notes bear interest at 12% per annum with principal and interest due and payable on January 1, 2008. The Company has not been able to fully repay these notes. As of December 31, 2008 and 2007, $222,000 and $232,000, respectively, was outstanding on these notes. Accrued and unpaid interest totaled $49,293 and $22,653 at December 31, 2008 and 2007, respectively. In 2009, all warrant purchase options that were offered as part of the original notes have been waived by the lenders. As of the date of issuance, the fair value of these warrants and any conversion features embedded in the conversion notes were deemed to be immaterial, and no allocation of proceeds to equity was made.

5. Secured Convertible Debentures

A. Agile Note dated November 16, 2007

On November 16, 2007, the Company issued a Bridge Loan Convertible Note Master Agreement (Master Agreement) to Agile Opportunity Fund LLC (Agile). The Master Agreement contemplated the Company's borrowing $220,000 (Agile Note), with interest at 15%, compounded quarterly, and having a maturity date of December 31, 2008. The purchase price of each of the Agile Debentures was $300,000. The Agile Note and accrued interest have not been repaid. The balances outstanding including accrued interest as of December 31, 2008 and 2007 were $231,183 and $221,283, respectively.

The Master Agreement further allows Agile, at its option, to convert some or all of the amounts due into shares of the Company's Common Stock at a conversion price equal to fifty percent of the fair market value per share at the time of conversion. Fair market value is defined as the average closing bid price for the five days preceding the conversion, providing that arms length bids have been made. The fair market value (as defined) of the Company's common stock is not ascertainable. If there is no ascertainable fair market value, the conversion price is set at $0.30 per share, subject to (subject to an anti-dilution adjustment). As of the date of issuance, the fair value of these conversion features was deemed to be immaterial, and no allocation of proceeds to equity was made.

The Company's obligations under the Agile Note are, secured by a blanket lien and security interest in all of its assets. However, the security interests in any of the Company's intellectual property created by this Master Agreement are subordinate to the security interest in the Company's intellectual property created in predecessor agreements.

B. Agile Note dated June 20, 2008

On June 20, 2008, the Company issued a second Convertible Promissory Note (Second Agile Note) to Agile in the amount of $240,000, with interest at 18% and a maturity date of June 20, 2009. The balance of principal and accrued interest outstanding on the Second Agile Note was $248,290 as of December 31, 2008.

The Second Note allows Agile, at its option, to convert some or all of the amounts due into shares of the Company's Common Stock at a conversion price equal to fifty percent of the fair market value per share at the time of conversion. Fair market value is defined as the average closing bid price for the five days preceding the conversion, providing that arms length bids have been made. If there is no ascertainable fair market value, the conversion price is set at $0.30 per share, subject to (subject to an anti-dilution adjustment). The fair market value (as defined) of the Company's common stock is not ascertainable. As of the date of issuance, the fair value of these conversion features was deemed to be immaterial, and no allocation of proceeds to equity was made.

The Company also issued, to Agile, warrants (Agile Warrants) to purchase shares of the Company's Common Stock contemporaneous with issuing the Second Agile Note. The Agile Warrants entitle the holder to purchase 750,000 shares of the Company's Common Stock under the Series A warrants and another 750,000 shares of the Company's Common Stock under the Series B warrants. The Series A warrants have an exercise price of $0.30 per share while the exercise price of the series B warrants is $0.33 per share. The proceeds from the Second Agile Note were allocated to that note and the Agile Warrants based on the relative fair value of the instruments at time of issuance. The Agile Warrants were valued at $24,300 using a Black-Scholes option pricing model with the following additional inputs: expected volatility: 48.05%; risk free interest rate: 3.73%; term: 5 years. The volatility rate used was based upon an average volatility rate for an entity that provides services similar to the Company and is publicly traded. The cost of these shares was recorded as a discount on the Second Agile Note and is being amortized over its twelve month term.

6. Long-Term Debt

Long-term debt at December 31, 2008 and 2007 is comprised of an interest-free demand loan from a principal stockholder totaling $23,000.

7. Income Taxes

The Company adopted the provisions of FIN 48 on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There were no unrecognized tax benefits as of January 1, 2007.

The Company has identified its federal tax return and its state tax return in Virginia as "major" tax jurisdictions, as defined in FIN 48. Based on the Company's evaluation, it has concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes. Penalties are recorded in other expense and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of operations. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has sustained tax losses since its inception. Accordingly, there were no provisions for current or deferred federal or state income taxes for these years. The income tax benefit for all years presented differs from the amount of income tax determined by applying the statutory federal income tax rate to continuing operations before income taxes as a result of the following:

Federal income tax benefit at statutory rate	34%
Loss not producing tax benefits	(34)
Income tax benefit	- %

The Company has provided a full valuation allowance against the total of the net deferred tax assets due to the uncertainty of future realization.

8. Related Party Transactions

A. Stockholder Indebtedness

The Company is indebted to two stockholder/officers for amounts incurred by the Company for rent and compensation. Mr. Robinson is owed $65,695 and $50,500 and Mr. Eley is owed $86,775 and $85,500 as of December 31, 2008 and 2007, respectively. These amounts are included in Accounts Payable and Accrued Expenses on the balance sheet.

B. Related Party Transactions

There are consulting and rent expenses included in selling general and administrative expenses that were accrued/paid to three officers/stockholders of the Company as follows:

	2008		2007	
	Consulting Fees	Rent Expense	Consulting Fees	Rent Expense
Mr. Robinson	$ 45,000	$ -	$ 67,000	$ -
Mr. Eley	$ 37,500	$ 11,000	$ 60,000	$ 12,000
Ms. Rennock	$ -	$ 3,450	$ -	$ 4,200

9. Redeemable Convertible Preferred Stock

Each share of Series A Preferred Stock and Series B Preferred Stock are convertible, at any time, into shares of Common Stock at the conversion price of one dollar per share, subject to adjustments. The Company also may require conversion of all of the Series A and B Preferred into Common Stock. In the event of a merger, sale, any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, the Preferred stockholders would receive distributions or payments before holders of the Common Stock.

Because after the fifth anniversary of issuance, the Series A and Series B Preferred Stock are redeemable at the option of the holders, which is not within the control of the Company, the Company has presented the Preferred Stock in the mezzanine section of the balance sheet in accordance with the provisions of EITF Abstracts Topic No. D-98, *Classification and Measurement of Redeemable Securities*. Because the Preferred Stock fair value recorded on the issuance date approximates the redemption price, no further accretion will be required by the Company to redemption value and no subsequent revaluation will be necessary so long as the Preferred Stock is still considered a temporary equity instrument.

Effective as of December 31, 2008 and 2007, the Company has authorized 660,000 shares and issued 550,000 shares of Series A Preferred Stock, at a purchase price of $1.10 per share, or total consideration of $550,000.

Effective as of December 31, 2008 and 2007, the Company has authorized 1,000,000 shares and issued 718,182 shares of Series B Preferred Stock at a purchase price of $1.10 per share, or total consideration of $790,000.

The Company has failed to pay dividends on the 550,000 outstanding shares of its Series A Preferred Stock and on the 718,182 outstanding shares of its Series B Preferred Stock that were payable on a quarterly basis since the stock was issued. The annual dividend rates for Series A and Series B Preferred Stock are $0.08 and $0.088 per share, respectively. Accrued and unpaid dividends total $428,800 and $321,600 as of December 31, 2008 and 2007, respectively, and are included in the carrying value of the Series A and Series B Preferred Stock.

10. Subsequent Events

A. Related Party Loans

One of the Company's principal stockholders, Thomas Eley, loaned the Company a total of $7,750 during the first nine months of 2009. The loan is non-interest bearing and is payable on demand.

B. Waiver of Rights to Warrants

During 2009, the holders of the Company's conversion notes and bridge notes waived their rights to the warrants purchase options that were issued with the original notes.

C. Authorization to Authorized Stock

The Company's stockholders approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's stock. The Company's authorized stock increased as follows: Class A Voting Common Stock - to 5 million shares from 2 million shares; Convertible Series A Preferred Stock - to 700,000 shares from 600,000 shares; and Convertible Series B Preferred Stock - to 2 million shares from 1 million shares.